SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):  December 31, 2009

JK ACQUISITION CORP.
(Exact name of registrant as specified in its Charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

855 Bordeaux Way, Suite 200, Napa, California	94558
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code:   (707) 254-8880

4265 San Felipe, Suite 1100, Houston, Texas 77027
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

A change in control of JK Acquisition Corp. (the "Company") occurred on December 31, 2009 when Golden Gate Homes, Inc., a privately held Delaware corporation (“Golden Gate”), acquired from James P. Wilson and Keith D. Spickelmier, respectively, 67,738,379 and 55,472,309 shares of the Company’s common stock theretofore owned by them separately, for an aggregate of 123,210,688 shares of common stock, representing approximately 96.5% of the outstanding shares of the Company’s common stock and the controlling interest in the Company.  The purchase prices paid for these shares were $171,875 to Mr. Wilson and $140,625 to Mr. Spickelmier.  Steven L. Gidumal and Brandy Birtcher each own one-third of Golden Gate, and two trusts of which Tim Wilkens is the trustee, The Wilkens 2000 Trust and The Wilkens 2003 Trust (the “Wilkens Trusts”) own the remaining one-third of Golden Gate.  Biographical information about Messrs. Gidumal, Wilkens and Birtcher is contained below.  The funds for the purchase of the shares came personally from Messrs. Gidumal and Birtcher, and from the accounts of the Wilkens Trusts.  Golden Gate purchased the shares in order to pursue a business opportunity through the Company.  More information about this business opportunity will be contained in another Current Report on Form 8-K to be filed in the future.  Messrs. Wilson and Spickelmier, on the one hand, and Golden Gate, on the other hand, have not entered into any arrangements or understandings with respect to the election of directors or other similar matters, other than for Mr. Spickelmier’s agreement to continue to serve as a Company director until the Company complies with Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 thereunder for any subsequently elected Company directors.

In connection with the transaction described in the preceding paragraph, the following events occurred:

*
James P. Wilson resigned from the Company’s Board of Directors, and Steven L. Gidumal was elected to the Board to fill the newly created vacancy, to serve along with Keith D. Spickelmier, who remains as the second director.  For more information about the new director, see "ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS” below.

*	All of the Company’s then serving officers resigned, and the Company elected the following persons

Officer	Offices

Steven L. Gidumal	Chairman of the Board & Chief Financial Officer

Tim Wilkens	Chief Executive Officer

Brandy Birtcher	President

Basil N. Argerson	Senior Vice President, Treasurer & Secretary

For more information about the new officers, see "ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS” below.

*
The Company expects to propose to change its corporate name to "Golden Gate Homes, Inc." and to effect a reverse split of the Company‘s common stock to improve the Company’s capital structure.  Further information about these matters will be included in a filing that the Company expects to make with the U.S. Securities and Exchange Commission (the “SEC”) in the near future.  Moreover, the Company expects to consider adding additional members to its Board of Directors.  Information with respect to any proposed new directors will be included in an Information Statement pursuant to Section 14(f) of the Exchange and Rule 14f-1 thereunder that the Company may make with the SEC in the near future.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective December 31, 2009, James P. Wilson resigned from the Company’s Board of Directors, and Steven L. Gidumal was elected to the Board to fill the newly created vacancy.  Mr. Wilson’s resignation was not a result of any disagreement with the Company.

Effective December 31, 2009, all of the Company’s then serving officers (James P. Wilson and Keith D. Spickelmier) resigned from their respective Company offices.  None of their resignations was a result of any disagreement with the Company.  Moreover, the Company elected a new slate of officers as indicated in the following table:

Name	Age	Positions

Steven L. Gidumal	52	Chairman of the Board & Chief Financial Officer

Tim Wilkens	49	Chief Executive Officer

Brandy Birtcher	56	President

Basil N. Argerson	49	Senior Vice President, Treasurer & Secretary

The following is the background of Messrs. Gidumal, Wilkens and Birtcher:

Steven L. Gidumal.  Since 2004, Mr. Gidumal has served as the founder, President and Portfolio Manager for Virtus Capital, a firm based in New York City that invests in the securities of companies in distressed and restructuring situations, including a variety of real estate and financial institutions.  From August 2006 to August 2008, Mr. Gidumal also has served as Co-Portfolio Manager of Resurgence Asset Management, a distressed fund based in New York City for which he co-ran a portfolio in excess of $400 million.  Mr. Gidumal earned a Bachelor of Science, Economics cum laude from the University of Pennsylvania (Wharton Undergraduate program) and a Master of Business Administration from Harvard Business School as a Baker Scholar (highest honors).

Tim Wilkens.  For the past 11 years, Mr. Wilkens has served as President of Great Western Holdings.  Great Western Holdings is a business that is the western United States development partner for Wyndham Worldwide, and in the past has partnered or been approved as a partner for Fairmont Hotels, Marcus Hotels and Shell Vacations.  Mr. Wilkens has been involved in residential and commercial property development since the early 1980s.  He has developed projects in the Lake Tahoe area, Napa County and Sonoma County.   His projects have included class A office developments, residential housing, multifamily housing, hotels, resorts and fractional housing.  Mr. Wilkens led several successful ventures that purchased distressed real estate in Texas from 1987 to 1990.  Mr. Wilkens has a University Teaching Credential issued by the State of California and has studied at San Jose State University and also at the University of California at Berkeley.

Brandy Birtcher.  Since 2004, Mr. Birtcher has been the President and sole owner of Birtcher Development & Investments, a leading West Coast development company founded by his great-grandfather in 1939.  Mr. Birtcher began his real estate career as property manager for the family firm in 1976.  Mr. Birtcher was the recipient of the Southern California Property Owner’s Association’s “Developer of the Year” award in 1987, and the company was the National Association of Industrial and Office Properties’ (NAIOP) “Real Estate Developer of the Year” in 1989.  The firm was also named Orange County Business Journal’s “Family Business of the Year” in 2000.  Mr. Birtcher holds a Bachelor's Degree in Business/Economics from Claremont Men's College.

Mr. Gidumal is expected to serve initially on the Company’s Nominating and Governance Committee.  The Company’s Board of Directors has a standing Audit Committee, but no member is currently serving on it.  The Company’s Board of Directors has not established any standing Compensation Committee.  The Board of Directors as a whole will undertake the functions of this committee at the appropriate time.  The Board of Directors may establish a Compensation Committee whenever it believes that doing so would benefit the Company.

The Company has not established standard compensation arrangements for its directors, and the compensation, if any, payable to each individual for his or her service on the Company’s Board will be determined (for the foreseeable future) from time to time by the Board of Directors based upon the amount of time expended by each of the directors on the Company’s behalf.

As of the date of this Report, the Company has not decided upon the remuneration that it will pay to its newly elected officers. The Company does not expect to pay any such remuneration (other than expense reimbursements) until such time as it is able to complete a significant capital raising event to permit it to do so.  If the Company is successful in completing a significant capital raising event, management expects that the Company will start to pay management salaries at market levels, consistent with any restrictions on salaries imposed by the investors providing the additional funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.
(Registrant)

Date: January 5, 2010	By:	/s/ Steven L. Gidumal
Steven L. Gidumal,
Chief Financial Officer